Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
Fax: 617-301-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX PROVIDES TOPLINE RESULTS FROM PHASE 2 RA STUDY WITH CRX-139 AND
VERY LOW DOSE PREDNISOLONE

— CRx-102 Confirmed as Superior to Prednisolone Alone and Advances on Plan in RA and OA—

— CRx-139 Misses Primary Endpoint, Shows Significance on Multiple Other Endpoints, Requires
Further Analysis —

—Conference Call Today at 5:30pm—

CAMBRIDGE, MA — March 26, 2007- CombinatoRx, Incorporated (NASDAQ: CRXX) today announced preliminary results of a phase 2 clinical trial studying CRx-139 (a synergistic combination of 3mg prednisolone and the antidepressant paroxetine) and 3mg prednisolone alone, in patients with rheumatoid arthritis (RA). This trial served two important purposes. One purpose was to determine the effect of 3mg of prednisolone alone (a very low dose) in RA and to contrast this effect with the activity previously reported with CRx-102, a synergistic combination of very low dose prednisolone and dipyridamole. The results with 3mg prednisolone confirm that the anti-inflammatory benefits previously observed in three phase 2a clinical trials with CRx-102 are due to the synergistic activity of CRx-102’s components, as opposed to an effect derived from the prednisolone component alone. Another purpose of the trial was to evaluate the activity of CRx-139 vs. prednisolone alone. CRx-139 did not show statistical significance on the primary endpoint of the trial. CRx-139 did show statistical significance on multiple other endpoints, requiring further analysis.

CRx-102 Confirmed as Superior to Prednisolone Alone and Advances on Plan in RA and OA

Comparison of treatment outcomes for CRx-102 (from previously reported results in RA) versus very low dose prednisolone alone (from the study reported here) shows that CRx-102 is superior to the 3mg of prednisolone alone.  Importantly, subjects in the two studies had the same demographics and similar baseline disease status, allowing for comparison of study results.  The following table summarizes the ACR 20 scores for CRx-102 and low dose prednisolone, respectively, at 6 weeks, the duration of the CRx-102 RA study.

Trial	Regimen	Patients Achieving ACR 20 (Per Protocol)	Patients Achieving ACR 20 (Intent To Treat)
CRx-102-002	CRx-102	63%	54%
CRx-139-002	3mg prednisolone	36%	37%

“This trial confirms that the strong clinical activity previously reported with CRx-102 should not be attributed to the effect of its low dose prednisolone component alone,” said Alexis Borisy, President and CEO of CombinatoRx. “We are pleased to have this additional validation of our combination sciences approach to selective steroid amplification, and we look forward to rapidly advancing CRx-102 as our lead dissociated steroid combination for the treatment of RA and OA.”

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CRx-139 Misses Primary Endpoint, Shows Significance on Multiple Other Endpoints, Requires Further Analysis

While CRx-139 was not statistically significant vs. 3mg prednisolone as measured by ACR 20 at day 70, CRx-139 did achieve statistical significance vs. 3mg prednisolone alone as measured by ACR 20 and ACR 50 at earlier time points.  Full analysis of the CRx-139 data is ongoing.

In this trial, CRx-139 was generally well tolerated and there were no drug-related serious adverse events reported for subjects treated with CRx-139. The most common adverse events observed with CRx-139 that occurred with a frequency of greater than 5% (9% or less) were headache and nausea, known side effects of paroxetine, one of the two components of CRx-139.

About the Trial Design

This trial was a multi-center, blinded, randomized study evaluating the effectiveness of two doses of CRx-139 (containing 10mg or 20 mg paroxetine with prednisolone) and 3mg of prednisolone in a 1:1:1 ratio in subjects with active rheumatoid arthritis who were on stable disease modifying anti-rheumatic drug (DMARD) therapies. The primary endpoint was ACR 20 response from baseline at day 70. Secondary endpoints of the trial included ACR 50 and ACR 70 responses and DAS28 scores. Additional endpoints are being analyzed and will be presented at appropriate scientific venues.

209 patients with established rheumatoid arthritis and moderate to severe disease activity with >6 tender and >4 swollen joints were enrolled in this study. Patients had to be on a DMARD therapy (such as methotrexate or sulfasalazine) for at least 3 months and be on a stable dose of DMARD therapy for a minimum of 1 month (2 months for methotrexate) prior to enrollment. CRx-139 was dosed in this trial using 3mg of prednisolone and two different doses of paroxetine. All patients received 3mg of prednisolone alone during the first 2 weeks (baseline) and then were randomized to also receive either 10mg or 20mg of paroxetine or placebo for the following 8 weeks (combination treatment period). Each arm was then deconvoluted into the individual components (3mg of prednisolone and 10 or 20mg of paroxetine or 3mg prednisolone and placebo alone) for the remaining 4 weeks (withdrawal period).

The ACR 20 score is a standard measure developed by the American College of Rheumatology to rate RA disease improvement. Patients are classified as ACR 20 responders if they demonstrate a 20% improvement from baseline in tender and swollen joint count and at least 3 of 5 other symptom related criteria. The Disease Activity Score using 28 joint counts (DAS28) is a composite score used to monitor disease activity in RA patients.

Conference Call Information

CombinatoRx management will host a conference call to discuss these results at 5:30 p.m. ET on Monday, March 26, 2007. To access the call, please dial 800-706-7745 (domestic) or 617-614-3472 (international) five minutes prior to the start time and provide the passcode 77712259. A replay of the call will be available from 7:30 p.m. ET on March 26, 2007 until April 9, 2007. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the passcode 59287638. A live audio webcast of the call will also be available on the “Investors” section of the company’s website. An archived webcast will be available on the CombinatoRx website, www.combinatorx.com, approximately two hours after the event and will be archived for 14 days.

About CRx-102

CRx-102 is an oral synergistic combination drug candidate containing the cardiovascular agent dipyridamole and an unconventionally low dose of the glucocorticoid steroid prednisolone. CRx-102 works through a novel mechanism of action in which dipyridamole selectively amplifies prednisolone’s anti-inflammatory and immuno-modulatory activities without replicating its side effects. In phase 2 clinical trials, CRx-102 demonstrated a powerful anti-inflammatory effect and rapid onset of action in patients with osteoarthritis and rheumatoid arthritis, as well as in a biomarker study, and was generally well tolerated. CRx-102 is being developed in a modified-release commercial formulation for the treatment of multiple

245 First Street, Sixteenth Floor, Cambridge, MA 02142

Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com

immuno-inflammatory diseases.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its product candidates and their clinical potential, its plans for its product candidates, its formulation efforts, its business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, risks associated with developing modified-release formulations of its product candidates, assumptions regarding the mechanism of action of our product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(C) 2007 CombinatoRx, Incorporated. All rights reserved.

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245 First Street, Sixteenth Floor, Cambridge, MA 02142

Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com